Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Tyco Electronics Media Relations:	Tyco Electronics Investor Relations:
	Joan Wainwright	John Roselli
	610-893-9500 Office	610-893-9559 Office
	609-903-5329 Mobile	john.roselli@tycoelectronics.com
	joan.wainwright@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
	ADC Media Relations:	keith.kolstrom@tycoelectronics.com
Mike Smith
	952-917-0306 Office	ADC Investor Relations:
	mike.smith.dir@adc.com	Jon Oberle
952-917-2507 Office
jon.oberle@adc.com

TYCO ELECTRONICS TO ACQUIRE ADC, CREATING A WORLD LEADER IN BROADBAND CONNECTIVITY

•                  Complementary Product Offerings Will Help Customers Deliver High-Speed Video and Data Communications

•                  Tyco Electronics Reports Preliminary Fiscal Third Quarter Results

•                  Sales of $3.1 Billion and Book-to-Bill Ratio of 1.06

•                  Diluted Earnings Per Share From Continuing Operations (GAAP EPS) of $0.72; Adjusted EPS of $0.70

SCHAFFHAUSEN, Switzerland, and EDEN PRAIRIE, MN — July 13, 2010 — Tyco Electronics (NYSE: TEL) and ADC (NASDAQ: ADCT) announced today a definitive agreement under which Tyco Electronics will acquire ADC for $12.75 per share in cash, or an enterprise value of approximately $1.25 billion. The transaction is expected to be accretive by approximately $0.14 per share in the first full year after closing excluding acquisition-related costs. It will position Tyco Electronics’ Network Solutions segment as a leading global provider of broadband connectivity products to carrier and enterprise networks around the world.

Tom Lynch, Chief Executive Officer of Tyco Electronics, said, “This is a very exciting time for our company and ADC is a great fit as we continue to execute our strategy to create strong leadership positions in all of our connectivity businesses. Consumers and enterprises want access to high-speed video and data wherever they are, on whatever devices they are using—from smart phones to HD and 3-D televisions to computers with advanced video-conferencing capabilities. The combination of ADC and Tyco Electronics creates an industry leader, with the scope and geographic scale to help customers deliver needed capacity, from the core of the network all the way to the end user.”

Robert E. Switz, Chairman, President and CEO of ADC, said, “ADC has a strong heritage of providing innovative wired and wireless solutions that have enabled the expansion of advanced broadband networks worldwide. As part of Tyco Electronics, our organization’s ability to serve the world’s leading telecommunications services providers and enterprises will be strengthened significantly. I have great respect for Tyco Electronics and know that they share our commitment to meeting customers’ changing next generation network needs.”

The combined organization will offer a complete product portfolio across every major geographic market. It will also add ADC’s Distributed Antenna System (DAS) products, which will expand Tyco Electronics’ wireless connectivity portfolio to provide greater mobile coverage and capacity solutions to carrier and enterprise customers as demand for mobile data continues to expand. Additionally, Tyco Electronics will add ADC’s professional services organization in the US to its business.

“We expect ADC to be accretive to our earnings in the first year and to reach our target operating margin of 15 percent in the third year after the acquisition,” said Lynch.

The transaction is structured as a tender offer to be followed as soon as possible by a merger. The transaction is subject to customary closing conditions, including the tender of a majority of ADC shares and regulatory approvals, and is expected to close in the fourth calendar quarter 2010.

In conjunction with today’s announcement, Tyco Electronics reported preliminary results for the fiscal third quarter ended June 25, 2010.  The company reported sales of $3.1 billion, an increase of 23 percent over the prior year quarter and up 4 percent sequentially.  GAAP EPS were $0.72 in the quarter which included $0.02 per share of income related to other items net of restructuring charges.  Adjusted EPS were $0.70 in the quarter.  The company’s book-to-bill ratio was 1.06 for the quarter and 1.08 excluding Subsea Communications. The company will report complete results and provide further details on its fiscal third quarter before trading begins on July 22, 2010.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 11 a.m. EDT.

Internet users will be able to access the company’s webcast, including slide materials, at the “Investors” section of Tyco Electronics’ website: http://investors.tycoelectronics.com.

For both “listen-only” telephone participants and those participants who wish to take part in the question-and-

answer portion of the call, the dial-in number in the United States is (800) 398-9386.  The telephone dial-in number for participants outside the United States is (612) 332-0342.

An audio replay of the conference call will be available beginning at 1:00 p.m. on July 13, 2010 and ending at 11:59 p.m. on July 23, 2010.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 164749.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and subsea telecommunication systems, with fiscal 2009 sales of US$10.3 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

ABOUT ADC

ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 130 countries. Learn more about ADC at www.adc.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This announcement contains certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risk, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate”, “believe”, “expect”, “estimate”, “plan” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly in the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which Tyco Electronics operates; compliance with current and future environmental and other laws and regulations; the possible effects on Tyco Electronics of changes in tax laws, tax treaties and other legislations; the risk that the transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected.

NON-GAAP MEASURE

The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges related to legal settlements, restructuring and other charges, tax sharing income related to certain adjustments to prior period tax returns, certain significant special tax items, and, if applicable, related tax effects (“Adjusted Diluted Earnings Per Share”). The company presents Adjusted Diluted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Diluted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This announcement is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell ADC common stock. The solicitation and offer to buy ADC common stock will only be made pursuant to an offer to purchase and related materials. Investors and security holders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the offer. The offer to purchase and related materials will be filed by Tyco Electronics with the Securities and Exchange Commission (SEC) and the solicitation/recommendation statement will be filed by ADC with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Tyco Electronics or ADC with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting Keith Kolstrom, Investor Relations Director at Tyco Electronics, at 610-893-9551.

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